                                                                      EXHIBIT 11

                         COMPUTATION OF PER SHARE DATA
                                  (UNAUDITED)

                                                                   Year Ended
                                                                  December 31,
                                                                      1995
                                                                  ------------
Loss from continuing operations                                   $(3,452,000)
Loss from discontinued operations                                  (8,552,000)
                                                                  -----------

Net Loss                                                          $12,004,000
                                                                  ===========

Primary:
    Weighted average number of common
       shares outstanding                                          19,313,000
                                                                  ===========

    Loss from continuing operations                               $      (.18)
    Loss from discontinued operations                                    (.44)
                                                                  -----------

    Net Loss                                                      $      (.62)
                                                                  ===========

Assuming Full Dilution: (a)
    Weighted average number of common
       shares outstanding                                          19,313,000
                                                                  ===========

    Loss from continuing operations                               $      (.18)
    Loss from discontinued operations                                    (.44)
                                                                  -----------

    Net Loss                                                      $      (.62)
                                                                  ===========

(a) Not presented because dilution is less than 3 percent from primary amounts.